UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2026

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

Preliminary estimates of unaudited selected financial results and key operating metrics for the year ended December 31, 2025 as set forth below:

Adjusted Net Sales for the year ended December 31, 2025 are expected in a range of $3,375 million to $3,395 million and Adjusted EBITDA from continuing operations for the year ended December 31, 2025 is expected in a range of $350 million to $360 million. In addition, Adjusted Net Sales for the three months ended December 31, 2025 are expected in a range of $935 million to $955 million and Adjusted EBITDA from continuing operations for the three months ended December 31, 2025 is expected in a range of $127 million to $137 million. For the three months ended December 31, 2025, Adjusted Net Sales are expected to be driven primarily by the Harris Tea acquisition, higher volumes as griddle and broth facilities returned to normalized production levels, by increased demand of private‑label products including griddle, broth, and coffee, new business wins, and commodity related pricing, partially offset by margin management activities and demand softness in certain categories such as cookies and crackers. Over the same period, Adjusted EBITDA is expected to benefit from margin improvement driven by normalized operations and procurement savings following resolution of supply chain disruptions. More stable inventory and commodity conditions compared to prior quarters also supported margins, and Adjusted EBITDA growth and improved cash generation is expected to be underpinned by disciplined selling, general and administrative and capital spending, as well as procurement savings from renegotiated supplier agreements.

TreeHouse is not able to reconcile prospective Adjusted Net Sales and Adjusted EBITDA from continuing operations or free cash flow, which are Non-GAAP financial measures, to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments on derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other items that may arise from time to time that may significantly affect reported GAAP results. TreeHouse’s audited consolidated financial statements for the year ended December 31, 2025 are not yet available. We have provided ranges, rather than specific amounts, for the preliminary estimates of the financial information described above primarily because our financial closing procedures for the year ended December 31, 2025 are not yet complete. Such preliminary estimated ranges reflect management’s current views and may change as a result of our financial closing procedures, final adjustments, management’s review of results, and other developments that may arise between now and the time the financial results are finalized, and are subject to the finalization of financial and accounting review procedures (which have yet to be performed) and should not be viewed as a substitute for our full year audited financial statements prepared in accordance with GAAP. We caution you that such preliminary estimates are forward-looking statements and are not guarantees of future performance or outcomes and that actual results may differ materially from the estimates described below. See “Forward-Looking Statements” below for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of our financial results presented below and the actual financial results and other information we will report for the three months and year ended December 31, 2025. These estimates are not necessarily indicative of the results to be achieved for any future period.

The information contained in Item 2.02 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 7.01.     Regulation FD Disclosure.

As previously announced, on November 10, 2025, TreeHouse Foods, Inc., a Delaware corporation (“TreeHouse”), Industrial F&B Investments II, Inc., a Delaware corporation and an independently-managed investment subsidiary of Investindustrial VIII S.C.Sp. (“Parent”), and Industrial F&B Investments III, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), announced they had signed an Agreement and Plan of Merger, dated as of November 10, 2025, pursuant to which Merger Sub will merge with and into TreeHouse, with TreeHouse continuing as the surviving corporation (the “Merger”).

As part of a potential debt financing transaction to fund a portion of the amount necessary to complete the Merger and pay related fees, and in connection with the evaluation of potential alternatives to refinance its existing capital structure as a result of the previously announced Merger, TreeHouse is making the below information, some of which has not been publicly disclosed, available to certain prospective lenders. There can be no assurance that the Merger or any such refinancing or financing transactions will be consummated.

The information furnished with this Current Report on Form 8-K constitutes only a portion of the information being provided to prospective lenders and should be considered together with and in the context of TreeHouse’s filings with the Securities and Exchange Commission (“SEC”). Such information speaks as of the date of this Current Report on Form 8-K. While TreeHouse may elect to update the attached information in the future to reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, TreeHouse specifically disclaims any obligation to do so, except as may be required by applicable law.

The information contained in Item 7.01 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Information ($ in millions):

•Following the consummation of the Merger, TreeHouse expects to operate its business through two divisions, “Snacks” and “Meals”, and three distribution channels, “Grocery Retail”, “Food-Away-From-Home (“FAFH”) & Other” and “Co-Manufacturing”. The Snacks division will include crackers, pretzels, cookies, and candy. The Meals division will comprise the following product groups: “Breakfast Beverages” (which will include coffee, creamer, and tea products); “Bakery” (which will include refrigerated dough, in-store bakery, and griddle products); and “Aseptic, Blends and Pickles” (which will include blends, broth, powdered soft drinks, hot cereals, cheese and pudding, and pickles products).

•Adjusted Net Sales for the years ended December 31, 2022, 2023 and 2024 and for the twelve months ended September 30, 2025, generated by the Snacks division were approximately $857 million, approximately $927 million, approximately $964 million and approximately $927 million, respectively. Adjusted Net Sales for the years ended December 31, 2022, 2023 and 2024 and for the twelve months ended September 30, 2025, generated by the Meals division were approximately $2,441 million, approximately $2,506 million, approximately $2,414 million and approximately $2,424 million, respectively.

•Based on information available to TreeHouse, TreeHouse estimates that the private brand tea business of Harris Freeman & Co, Inc. (“Harris Tea”) acquired in January 2025, would have contributed $120.1 million, $138.1 million, $140.6 million and $35.2 million, respectively, to TreeHouse’s Adjusted Net Sales for the years ended December 31, 2022, 2023 and 2024, and for the twelve months ended September 30, 2025, respectively, in each case as if such acquisition had been completed and Harris Tea had been fully consolidated in TreeHouse’s results as of the beginning of each relevant period, as applicable.

•Based on information available to TreeHouse, TreeHouse estimates that the ready-to-drink beverages business (“RTD”) it decided to exit in 2024 contributed $42.0 million, $34.3 million, $32.6 million and $15.5 million, respectively, to TreeHouse’s Adjusted Net Sales for the years ended December 31, 2022, 2023 and 2024, and for the twelve months ended September 30, 2025.

•Based on information available to TreeHouse, TreeHouse estimates that, as a result of the Merger and certain related integration initiatives (comprising primarily procurement, operations and general and administrative initiatives), total annual run rate cost savings of approximately $131 million are potentially to be achieved by the end of 2028. As part of the potential debt financing transaction being contemplated in connection with the Merger, Merger Sub is conservatively discounting that figure and estimating a positive EBITDA impact equal to approximately 30% (or approximately $39.3 million) of such total potential future cost savings. This estimate is based on the specific initiatives described below, the expected timing of their implementation and realization under the current integration plan and underlying assumptions.

The expected cost savings primarily relate to the following initiatives: (i) operations initiatives, including investments in automation to improve manual processes at manufacturing plants and to support greater labor efficiency and footprint consolidation; (ii) general and administrative initiatives, including headcount reductions across certain back-office functions and enhancements to our operating model by deploying in-house practices and reducing reliance on outsourcing; and (iii) procurement initiatives, including initiatives to support a more focused procurement organization and the use of requests for proposals to drive competitive sourcing from suppliers and supplier optimization strategies.

To achieve the total estimated cost savings potentially to be realized from the implementation of these initiatives, one-time costs of approximately $19 million are expected to be incurred, which include costs relating to the portion of total estimated cost savings in excess of $39.3 million. Such one-time costs are not reflected in the $39.3 million cost savings estimate, and no assurance can be provided that these one-time costs will not be higher than anticipated. These amounts are based on current plans and assumptions and involve estimates and uncertainties, including with respect to timing of execution and realization. The achievement of these cost savings also depends on factors that are outside of management’s control, such as operating difficulties, increased operating costs, actions by competitors and customers, delays in implementing initiatives, general economic or industry conditions, the renegotiation of contract terms with suppliers, and the completion of the Merger, and management may be unable to implement some or all of such initiatives and/or generate the expected benefits therefrom within the expected timeframe or at all.

•TreeHouse estimates that, for the years ended December 31, 2022, 2023 and 2024 and the twelve months ended September 30, 2025, its regulatory, audit and shareholder-related costs amounted to $7.8 million, $8.3 million, $7.5 million and $6.5 million, respectively.

•TreeHouse estimates that, for the years ended December 31, 2022, 2023 and 2024 and the twelve months ended September 30, 2025, its non-cash, stock-based compensation costs amounted to $13.3 million, $15.8 million, $15.3 million and $16.0 million, respectively, in each case after adjusting for certain restructuring expenses.

•TreeHouse estimates that, for the years ended December 31, 2022, 2023 and 2024 and the twelve months ended September 30, 2025, $14.5 million, $27.1 million, $32.5 million and $4.8 million, respectively, would have been contributed to its Adjusted EBITDA from the acquisition of Harris Tea and the divestiture of RTD, as if each had been completed and fully consolidated, or excluded from, TreeHouse’s results, as applicable, as of the beginning of each relevant period, as applicable.

•TreeHouse estimates that, for the years ended December 31, 2022 and 2023, $23.2 million and $20.2 million, respectively, have been contributed to its Adjusted EBITDA primarily as a result of income generated under transition services agreements entered into by TreeHouse in connection with certain divestitures (including the divestiture of the snack bars business in 2023 and the divestiture of a significant portion of its meal preparation business in 2022) and certain other accounting adjustments.

•TreeHouse estimates that, for the year ended December 31, 2024 and the twelve months ended September 30, 2025, it incurred costs of $11.0 million and $1.5 million, respectively, primarily in connection with the litigation relating to part of TreeHouse’s coffee business and certain other accounting adjustments.

•TreeHouse estimates that Adjusted EBITDA for the years ended December 31, 2022, 2023 and 2024 and for the twelve months ended September 30, 2025 generated by the Snacks division was approximately $107 million, approximately $140 million, approximately $149 million and approximately $147 million, respectively. TreeHouse estimates that Adjusted EBITDA for the years ended December 31, 2022, 2023 and 2024 and for the twelve months ended September 30, 2025 generated by the Meals division was approximately $185 million, approximately $226 million, approximately $188 million and approximately $194 million, respectively.

•Based on information available to TreeHouse, TreeHouse believes it holds leading or top-three positions across its core product categories in the North American private label market.

•The following table sets forth, by division and by product group, TreeHouse’s facility capacity utilization, number of facilities and distribution centers, average capacity utilization and estimated aggregate square footage, in each case as of September 30, 2025, and after giving effect to the closure of the Chicago, Illinois pickle facility and the South Beloit, Illinois cookie facility and certain cost savings initiatives to be implemented following completion of the Merger.

Division	Number of facilities / distribution centers	Average capacity utilization	Aggregate square footage
Snacks	7	80%	1.8 million sq. ft.
Meals
Breakfast Beverages	7(1)	64%	2.6 million sq. ft.
Bakery	4	70%	919 thousand sq. ft.
Aseptic, Blends and Pickles	7(1)	75%	2.2 million sq. ft.

(1)Manawa, Wisconsin, facility counted twice due to product overlap of coffee, powdered soft drinks and hot cereal.

Use of Non-GAAP Financial Information

The information presented herein was prepared to facilitate discussions among TreeHouse and its prospective lenders on a post-transaction basis and should not be relied upon to make an investment decision with respect to TreeHouse’s outstanding securities. The information above includes Adjusted EBITDA and Adjusted Net Sales, which are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). TreeHouse is presenting these measures to prospective lenders to assist with their evaluation of TreeHouse’s results and liquidity as adjusted for, among other things, the Merger and adjustments expected to be allowed by Parent’s debt agreements post-Merger. TreeHouse believes these measures are useful for prospective lenders as they provide information about TreeHouse’s liquidity and ability to service its debt and comply with the terms of TreeHouse’s debt agreements post-Merger.

These non-GAAP financial measures have important limitations as analytic tools and should not be considered in isolation or as a substitute for net sales, net income or any other measure of financial performance or liquidity reported in accordance with GAAP. The non-GAAP measures presented to prospective lenders and disclosed herein are calculated differently than similarly named measures reported by other companies. In addition, using a non-GAAP measure may have limited value as it excludes certain items that may have a material impact on reported financial results and cash flows.

EBITDA is defined as net income (loss) before interest expense, interest income, income tax benefit, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA adjusted for items that, in management’s judgment, significantly affect the assessment of earnings results between periods.

Adjusted Net Sales represents its GAAP presentation line item adjusted for items such as product recalls, acquisition related costs, and other items that may arise from time to time that would impact comparability.

Forward-Looking Statements

This Current Report on Form 8-K contains and TreeHouse’s other filings and press releases may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although TreeHouse believes that the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements and any or all of TreeHouse’s forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, TreeHouse or its businesses or operations. Factors which could cause TreeHouse’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: the risk that the Merger does not close, due to the failure of one or more conditions to closing to be satisfied or waived; the risk that required governmental or TreeHouse’s stockholder approvals of the Merger (including antitrust approvals) will not be obtained or that such approvals will be delayed beyond current expectations; litigation in respect of TreeHouse or the Merger; and disruption from the Merger making it more difficult to maintain customer, supplier, key personnel, and other strategic relationships. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in TreeHouse’s most recent Annual Report on Form 10-K filed with the SEC on February 14, 2025, TreeHouse’s more recent Quarterly Report on Form 10-Q filed with the SEC on November 10, 2025 and Current Reports on Form 8-K filed with the SEC. TreeHouse can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, TreeHouse cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TreeHouse does not intend, and assumes no obligation, to update any forward-looking statements.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving TreeHouse Foods and Merger Sub. On December 29, 2025, TreeHouse Foods filed with the SEC a definitive proxy statement in connection with the proposed transaction with Investindustrial as well as other documents regarding the proposed transaction. The definitive proxy statement contains important information about the proposed transaction and related matters. TREEHOUSE FOODS’ SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by TreeHouse Foods with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of TreeHouse Foods are able to obtain free copies of the proxy statement through TreeHouse Foods’ website, www.treehousefoods.com, or by contacting TreeHouse Foods by mail at TreeHouse Foods, Inc., Attn: Corporate Secretary, 2021 Spring Road, Suite 600, Oak Brook, IL, 60523.

Participants in the Solicitation

TreeHouse and its respective directors, executive officers, and other members of management and certain of its employees may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about TreeHouse’s directors and executive officers is included in TreeHouse’s Annual Report on Form 10-K for the year ended 2024 filed with the SEC on February 14, 2025, and the proxy statement for TreeHouse’s annual meeting of stockholders for April 24, 2025, filed with the SEC on March 13, 2025. Additional information regarding these persons and their interests in the Merger are included in the definitive proxy statement relating to the Merger filed with the SEC on December 29, 2025. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.     Financial Statements and Exhibits.

(d)Exhibits:

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	January 5, 2026	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary